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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2001

Date of Report (Date of earliest event reported)

Dicom Imaging Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	88-0422026 (IRS Employer Identification No.)

#1010—435 Martin Street
Blaine, WA
98230

(Address of principal executive offices) (Zip Code)

(604) 531-2521

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

    Dicom Imaging Systems, Inc. ("Dicom" or "the Company") announced that it has engaged the consulting services of Merchant Capital Group Incorporated ("MCGI"), a Toronto-based Merchant Bank, to act as financial advisors to the Company and to recommend alternative strategies to maximize shareholder value. Pursuant to the initial recommendations of MCGI, Dicom has downsized and re-organized its executive management team.

    On March 2, 2001, the Company terminated the employment of Mr. Don Williams, President, and C.O.O., Mr. Richard Bergin, Vice President Marketing, and Dr. Ken Tangen, Director of Investor Relations.

    Dr. David Gane, CEO, will assume the office of President. Mr. Wayne Rees, Vice President of Sales, will assume the office of Vice President Marketing and Mr. Todd Rees, Vice President Customer Support, will assume the office of Chief Technology Officer left vacant by the departure or Mr. Reza Bazargan on January 2, 2001.

    The reduction in management and the subsequent re-organization is intended to reduce operating costs and improve Dicom's cash flow.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dicom Imaging Systems, Inc. Name of Registrant
By	/s/ DAVID GANE *David Gane, Chief Executive Officer

Date March 15, 2001

* Print name and title of the signing officer under his signature.

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SIGNATURES